NEW MEDIA CONTRACT

         Project Title: WOMEN'S HEALTH NETWORK WEB DESIGN AND CONSULTING

      This is an agreement ("Agreement"), entered into this 29th day of March, 2000 ("Effective Date") between The MNI Group Inc./Women's Health Network ("CLIENT"), 10 West Forest Avenue, Englewood, NJ 07631 and KEEPSMART.COM ("KEEPSMART"), 12 Skyline Drive, Hawthorne, N.Y. 10532 (collectively, the "Parties").

      WHEREAS, CLIENT is a leading provider of diverse nutritional and health-related proprietary programs and products, as well as a clearinghouse for medical information and integrative medical content. The organization's primary operation is the distribution of health-related information and sales of unique wellness products.

      WHEREAS, CLIENT seeks to redesign and/or incorporate new functionality into the WWW.WOMENSHEALTHNETWORK.COM Web site.

      WHEREAS, KEEPSMART, an Internet and E-Learning consulting firm, has submitted development proposals to assist CLIENT in achieving its goals to develop and implement new interface designs and functional tools within the Web site listed above.

      NOW, THEREFORE, the Parties hereto agree as follows:

1.0   STATEMENT OF WORK.

1.1 SERVICES AND DELIVERABLES. KEEPSMART shall perform the services ("Services") and produce the deliverables ("Deliverables") outlined in sections I and II of Schedule A, which is attached and made a part hereto, and as otherwise subsequently agreed to in writing between the Parties. All Services shall be performed under the highest professional standards. Deliverables will be subject to CLIENT's acceptance pursuant to section
      2.0 of this Agreement.

1.2 SPECIFICATIONS. KEEPSMART shall perform the Services and produce the Deliverables in accordance with the specifications ("Specifications") set forth in section III of Schedule A.

1.3 PRODUCTION SCHEDULE. KEEPSMART shall perform the Services and produce the Deliverables in accordance with the production schedule ("Production Schedule") set forth in section V of Schedule A. At all times, KEEPSMART will make its best effort to accommodate work schedule requests of CLIENT to the extent possible.

1.4 METHOD OF PERFORMING SERVICE. KEEPSMART will determine the general method and means of performing the work to be carried out for CLIENT. CLIENT may, however, require KEEPSMART personnel, including any personnel working as subcontractors for KEEPSMART, to observe at all times the security, confidentiality and safety policies of CLIENT. In addition, CLIENT shall be entitled to exercise a broad, general power of supervision and control over the results of work performed by KEEPSMART to ensure satisfactory performance. This power of supervision shall include the right to inspect, stop work, make suggestions or recommendations as to the details of the work, and request modifications to the scope or nature of the Services and Deliverables, provided, however, that any material modifications to the scope and nature of the Services and Deliverables would be made pursuant to section 1.6.2.

1.5 STAFFING. The Services and Deliverables hereunder will be performed and produced pursuant to the staffing schedule as set forth in section VII of Schedule A.

1.6   MODIFICATIONS.

1.6.1 CONFORMING MODIFICATIONS. KEEPSMART agrees to make any and all modifications, updates and changes necessary to conform the Services and Deliverables to their descriptions in this Agreement at no cost to CLIENT.

1.6.2 ADDITIONAL MODIFICATIONS.

      (a) KEEPSMART agrees to perform and deliver any additional services and deliverables not included under this Agreement and agrees to make modifications, updates and changes not required to conform the Services and Deliverables to their description in this Agreement (collectively, "Additions") at CLIENT's written request and at a price to be negotiated

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      at the time of such request, and in any event, such price shall be in an amount not to exceed the amount for maintenance provided in section 3.4.

1.7 MAINTENANCE. KEEPSMART agrees to perform at the request of CLIENT any and all support and maintenance required to maintain "Accepted Final Version" (as defined in Section 2.2) in a fully functional and operational level. CLIENT agrees to pay KEEPSMART for any such maintenance services that are performed thirty (30) days after Final Acceptance of the Deliverables under section 2.0 in an amount as provided under section 3.4 of this Agreement. If for any reason KEEPSMART cannot perform support and maintenance, it will give CLIENT sixty (60) days written notice, and during this time shall participate in knowledge transfer and training for whoever or whichever entity assumes responsibility for support and maintenance will be assumed. CLIENT shall reimburse KEEPSMART for such knowledge transfer and training in an amount not to exceed the amount for maintenance provided in section 3.4.

2.0   ACCEPTANCE AND TESTING.

2.1 TESTING OF DELIVERABLES. KEEPSMART shall produce to CLIENT an alpha version of the Deliverables ("Alpha Version") in accordance with the Production Schedule and, with the full input and cooperation of CLIENT, shall alpha test ("Alpha Test") all Deliverables thoroughly. Within ten
      (10) days after the production of the Alpha Version to CLIENT, CLIENT shall provide written notice of either (a) initial acceptance of the Deliverables ("Initial Acceptance") and an initial list of the corrections, if any, to be made by KEEPSMART as a result of Alpha Testing or (b) rejection of the Deliverables and termination of the contract for cause. Failure by CLIENT to send such notice within thirty (30) days of receipt of the Alpha Version, will be considered to be a Final Acceptance of the Deliverables as defined below. Throughout Alpha Testing, CLIENT shall provide KEEPSMART with a list (or lists) of corrections to be made to the Deliverables. Upon the conclusion of Alpha Testing, KEEPSMART shall produce to CLIENT a beta version of the Deliverables ("Beta Version") in accordance with the Production Schedule. Upon receipt of the Beta Version, CLIENT shall have the option of performing beta tests ("Beta Tests") on the Deliverables at a time, in a place and in a manner chosen by CLIENT to determine that the Deliverables are of the kind and quality, and function in a manner, that is acceptable to CLIENT. Upon the conclusion of Beta Testing, CLIENT shall provide written notice of either (a) secondary acceptance of the Deliverables ("Secondary Acceptance") with a list of the corrections, if any, that are to be made and a suggested date for completion which will be no shorter than seven (7) days from receipt of such notice (the "Correction Period") or (b) rejection of the Deliverables and termination of the contract for cause. Failure by CLIENT to send such notice within thirty (30) days of receipt of the Beta Version, will be considered to be a Final Acceptance of the Deliverables as defined below.

2.2 FINAL TESTING. Upon the conclusion of Secondary Acceptance or after completion of the work to be performed during the Correction Period, whichever is later, KEEPSMART shall produce the "Final Version" of the Deliverables. Upon receipt of the Final Version, CLIENT shall have the option of performing final tests ("Final Tests") on the Deliverables at a time, in a place and in a manner chosen by CLIENT to determine that the Deliverables are of the kind and quality, and function in a manner, that is acceptable to CLIENT. Upon the conclusion of Final Testing, CLIENT shall provide KEEPSMART with written notice of either (a) final acceptance of the Deliverables ("Final Acceptance") or (b) rejection of the Deliverables with a list of the corrections that are to be made and a suggested date for completion which will be no shorter than seven (7) days from receipt of such notice (the "Final Correction Period"). Failure by CLIENT to send such notice within thirty (30) days of receipt of the Final Version, will be considered to be a Final Acceptance of the Deliverables (the "Accepted Final Version"). Upon the conclusion of the work to be performed during the Final Correction Period, should the Deliverables still be unacceptable to CLIENT, KEEPSMART shall have additional Final Correction Periods in which to make any corrections in accordance with this provision, except upon the conclusion of the second Final Correction Period, CLIENT shall have the option of terminating this Agreement for cause.

2.3 REASONABLENESS. CLIENT agrees to perform all tests in a reasonable and timely manner and shall not unreasonably withhold Acceptance.

3.0   COMPENSATION.

3.1 FIXED COST. CLIENT shall pay the total sum in the payment structure at specific milestone events as set forth in section VI of Schedule A, in consideration for all Services and Deliverables pursuant to this Agreement

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      unless otherwise provided by the terms of this Agreement. Payments will be due and owing only upon a written agreement that the milestone on which a specific payment is conditioned has in fact been met ("Milestone Agreement"). Each Milestone Agreement will contain a breakdown and list of included charges.

3.2 TIME FOR PAYMENT. Each payment shall be made within thirty (30) days of each executed Milestone Agreement. A 1% monthly service charge is payable on all overdue balances.

3.3 EXPENSES. CLIENT agrees to reimburse KEEPSMART for KEEPSMART's reasonable, customary, necessary and actual, documented out-of-pocket expenses paid to third parties by KEEPSMART for travel beyond one hundred (100) miles of KEEPSMART's home office, lodging, shipping and handling to CLIENT. Any amounts subject to reimbursement shall be billed by KEEPSMART on a monthly basis on a statement sent to the attention of the person listed in section IV of Schedule A, which shall set forth in complete detail the amounts subject to reimbursement for such month, the date each expense was paid, the date of any applicable written approval from CLIENT, and a receipt documenting each such expense. Such statement shall be paid by CLIENT within thirty (30) days of CLIENT's actual receipt of the statement from KEEPSMART.

3.4 MAINTENANCE. Costs for maintenance will be agreed upon by the Parties upon CLIENT's request for such maintenance in accordance with section 1.7.

3.5 TAXES AND EMPLOYEE BENEFITS. Each Party hereto shall be responsible for any tax liability imposed on them as a result of the existence or operation of this Agreement, by any government or entity. CLIENT shall not be responsible or liable for any insurance or other benefits given to KEEPSMART personnel or the personnel of KEEPSMART subcontractors.

3.6 CONFIDENTIALITY. KEEPSMART agrees to keep confidential all compensation terms of this Agreement and any future Agreement relating to, or connected with, this Agreement.

4.0   REPORTS AND AUDITS.

4.1 DEVELOPMENT REPORTS. KEEPSMART shall contact or meet with CLIENT on a mutually acceptable schedule to report all tasks completed, problems encountered, and recommended changes relating to the development and testing of the Services and Deliverables and will give CLIENT a written report on all developments to date. KEEPSMART shall inform CLIENT by telephone upon discovery of any event or problem that may significantly delay the development of the project and the performance of the Services and production of the Deliverables.

4.2 MAINTENANCE OF ACCURATE BOOKS AND RECORDS. CLIENT, its outside survey advisors and auditors may, on occasions to be agreed upon, audit KEEPSMART's work under this Agreement. KEEPSMART agrees to keep and maintain accurate books and records of all matters directly relating to the performances of its obligations under this Agreement. During the Term of the Agreement, and until one (1) year after the last fee is required to be paid hereunder, such books and records shall be available for inspection and audit by CLIENT, its employees, agents or auditors at the expense of CLIENT, at KEEPSMART's offices, upon reasonable notice to KEEPSMART.

5.0   TERM AND TERMINATION.

5.1 TERM. The Term of this Agreement shall begin on the Effective Date and shall continue until an event of termination as set forth below.

5.2 TERMINATION BY CLIENT. CLIENT may terminate this Agreement if (i) KEEPSMART fails to fulfill one or more of its obligations under the Agreement or upon the failure of any of the warranties under this Agreement, by not less than thirty (30) days written notice to KeepSmart specifying any such breach, unless within the period of such notice all breaches specified therein shall have been remedied, except that terminations under section 2.0 will be effective upon receipt of written notice by KEEPSMART, or (ii) at any time for any reason upon thirty (30) days written notice to KEEPSMART. Upon any termination by CLIENT, KEEPSMART shall immediately discontinue use of, and return or destroy, all copies of Confidential Information in its possession.

5.3 TERMINATION BY KEEPSMART. If CLIENT fails to fulfill one or more of its obligations under this Agreement or upon the failure of any of the warranties under this Agreement, KEEPSMART may, upon its election and in addition to any other remedies that it may have, at any time terminate

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      this Agreement by it hereunder by not less than thirty (30) days written notice to CLIENT specifying any such breach, unless within the period of such notice all breaches specified therein shall have been remedied.

5.4   REMEDIES UPON CLIENT TERMINATION.

5.4.1 TERMINATION FOR CAUSE. Upon the termination of this Agreement by CLIENT pursuant to sections 2.0, 5.2(i) or 5.5, CLIENT, in addition to all other remedies available under this Agreement and under law and in equity, shall be entitled to a refund of all monies paid to KEEPSMART in connection with the performance of the Services and production of the Deliverables to date, minus direct expenses expended by KEEPSMART in connection with the performance of the Services and production of the Deliverables to date that are reimbursable in accordance with section 3.3, minus sales commissions paid in connection with the performance of the Services and production of the Deliverables to date, and, minus payments to subcontractors for work performed by such subcontractor in the case of CLIENT's termination pursuant to section 1.5 due to a force majeure, and KEEPSMART shall deliver to CLIENT, and CLIENT shall own, all rights and interests to, all work completed to that date and KEEPSMART shall deliver all work completed to date.

5.4.2 TERMINATION NOT FOR CAUSE. Upon the termination of this Agreement by CLIENT pursuant to section 5.2(ii) prior to the occurrence of the second milestone set forth in section VI of Schedule A, CLIENT, in addition to all other remedies available under this Agreement and under law and in equity, shall be entitled to a refund of all monies paid to KEEPSMART in connection with the performance of the Services and production of the Deliverables to date minus direct expenses expended by KEEPSMART in connection with the performance of the Services and production of the Deliverables to date that are reimbursable in accordance with section 3.3 and minus compensation for all work performed calculated at an hourly rate of $150.00 per hour, or the lowest hourly rate that KEEPSMART is charging for comparable maintenance services to other clients, but in no event will CLIENT be liable for more than the amount that would be due pursuant to section 3.1, and KEEPSMART shall deliver to CLIENT, and CLIENT shall own all rights and interests to, all work completed to that date. Upon the termination of this Agreement by CLIENT pursuant to section 5.2(ii) subsequent to the occurrence of the second milestone set forth in section VI of Schedule A, CLIENT, in addition to all other remedies available under this Agreement and under law and in equity, shall be entitled to no refund of any monies paid and shall be required to pay the balance of the monies due under section 3.1 as a cancellation fee.

5.5 NO ASSIGNMENT & CHANGE OF CONTROL PROVISION. KEEPSMART may not assign this Agreement without the prior written consent of CLIENT. Notwithstanding the above, in the event of the dissolution of KEEPSMART or in the event that a third party acquires KEEPSMART, whether by merger, purchase or otherwise, KEEPSMART shall so notify CLIENT immediately and CLIENT shall have the option of either continuing this Agreement or terminating this Agreement.

5.6 SURVIVAL. The rights and obligations of the Parties regarding confidentiality pursuant to sections 3.6 and 7.0 shall survive the expiration or termination of this Agreement.

6.0   INTELLECTUAL PROPERTY RIGHTS.

6.1 WORK FOR HIRE. Notwithstanding section 1.4, the results and proceeds of the Services and the Deliverables provided to CLIENT pursuant to this Agreement (collectively, the "Product"), and all rights therein, of whatever nature, without limitation, any patent, trade secret, trademark or service mark rights (and any goodwill appurtenant thereto), any rights of publicity, and any right, title and interest in any copyright and any right that may affix under any copyright law now or hereinafter in force and effect in the United States or in any other country or countries, shall be owned by CLIENT immediately from inception and shall constitute works specially ordered or commissioned as works made for hire under the United States Copyright Act. Without limiting any of the foregoing, KEEPSMART hereby assigns and transfers to CLIENT all rights that KEEPSMART may have, of whatever nature, including without limitation, any patent, trade secret, trademark or service mark rights (and any goodwill appurtenant thereto), and any right, title and interest in any copyright and any right that may affix under any copyright law now or hereinafter in force and effect in the United States or in any other country or countries, in and to the Product, without condition, limitation or reservation. CLIENT may add to, subtract from, arrange, rearrange, revise, modify, change and adapt the Product and any element or part thereof in its sole and absolute discretion and KEEPSMART hereby irrevocable waives all of its rights provided in 17 U.S.C. ss.106 for any and all purposes

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      for which the Product may be used, and any rights of attribution and integrity provided in 17 U.S.C. ss.106A or any other "moral rights of authors" with respect to the Product and any uses thereof to the full extent now or hereafter permitted by the laws of the United States or the laws of any country or countries for any and all purposes for which the Product may be used.

6.2 LICENSE FURNISHING. Unless otherwise provided in this Agreement, KEEPSMART agrees to obtain and furnish to CLIENT all appropriate assignments, licenses, waivers and releases from all persons who created or furnished any software or applications used in connection with, or as part of, the Services or Deliverables ("Licensed Materials"), now or in the future, or who otherwise might claim any rights in the Licensed Materials, which assignments, licenses, waivers and releases shall assign and transfer to CLIENT all rights that such persons may have, of whatever nature (in no even less than the rights granted to CLIENT in section 6.1 above), in and to such Licensed Materials, or KEEPSMART otherwise shall have secured from each person a paid-up royalty free nonexclusive right and license granting to CLIENT irrevocably and unconditionally and in perpetuity the right throughout the universe to copy, distribute, transmit, display, perform, create derivative works, and otherwise use and exploit the Licensed Materials in whole or in part, including without limitation, the right to add, subtract from, or modify in any way the License materials and any part or element thereof, and the right to permit others to do the foregoing.

6.3 RIGHTS EFFECTUATION. KEEPSMART agrees that, upon CLIENT's request, it will promptly execute, acknowledge, and deliver to CLIENT or its designee such documents as CLIENT may deem necessary to evidence, record or effectuate any of CLIENT's rights or registrations or any of KEEPSMARTs agreements, assignments, licenses, releases and waivers hereunder.

7.0   INTENTIONALLY LEFT BLANK

8.0   REPRESENTATIONS AND WARRANTIES.

8.1 MUTUAL PROVISIONS. KEEPSMART and CLIENT each represents and warrants that:

      (a) each has all the requisite power and authority to execute, deliver and perform its obligations under this Agreement;

      (b) the execution, delivery and performance of this Agreement have been duly authorized by each Party hereto; and

      (c) no approval, authorization, or consent of any governmental or regulatory authority is required to be obtained or made by either Party in order for each Party to enter into and perform their respective obligations under this Agreement.

8.2   KEEPSMART PROVISIONS. KEEPSMART represents and warrants that:

      (a) the Product shall be of the kind and quality, and shall function in the manner described in Schedule A, however such warranty is limited to thirty (30) days after Final Acceptance of the Product pursuant to the terms of this Agreement;

      (b) the Product does not contain and will not contain any authorization codes, computer viruses or other contaminants, including any codes or instructions that can access, modify, damage or disable the computers or computer systems of CLIENT or any user of CLIENT's Product ("Viruses") and KEEPSMART shall indemnify and hold CLIENT harmless from any cost, loss or liability, including attorney's fees, arising from a breach of this warranty or the presence of such Viruses in the Product;

      (c) the Product does not and will not infringe upon the proprietary rights, including, but not limited to, trademarks, copyrights and trade secrets, of any third party or violate any law;

      (d) KEEPSMART has or will have obtained the proper licenses from third party vendors for software and any and all applications which is used in connection with, or as part of, the Product and will obtain the proper licenses for software and applications which may be used in connection with, or as part of, the Product at any time and in the future, except that CLIENT will gain all appropriate legal approvals and licensing arrangements for all materials, including text, artwork and logos, which CLIENT may deliver to KEEPSMART;

      (e) KEEPSMART will assume payment for all licenses, including license renewals, from third party vendors for software and applications used in connection with, or as part of, the development of the Product, except CLIENT will directly pay license fees, and act as

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              licensee for, licensed stock art or animation or any other media applications. KEEPSMART will not be liable for licenses required for the hosting of the Product on a Web server. KEEPSMART will obtain written approval before said licenses are purchased.

9.0   INDEMNIFICATION.

9.1 KEEPSMART INDEMNIFICATION. Subject to the provisions of section 9.3, KEEPSMART hereby agrees to indemnify, defend and hold harmless CLIENT and its subsidiaries, parent corporations, affiliates, officers, directors, independent contractors, partners, shareholders, employees, agents, licensees and successors and permitted assigns (collectively, "Indemnitee CLIENT") from, against and in respect of any kind and all assessments, damages, deficiencies, judgments, losses, obligations and liabilities (including costs of collection and reasonable attorneys' fees and expenses) (collectively "Losses") imposed upon Indemnitee CLIENT arising from or related to:

      (a) any breach of such KEEPSMART's representations, warranties, covenants and other material obligations under this Agreement;

      (b) any negligence or intentional misconduct by KEEPSMART (or its employees, subcontractors, agents or representatives) in performing its obligations under this Agreement;

      (c) any claim by a third party that the Product infringes upon the proprietary rights of such third party; or

      (d) any damage to computers or computers systems resulting from the use or installation of the Product.



9.2 CLIENT INDEMNIFICATION. Subject to the provisions of section 9.3, CLIENT agrees to indemnify KEEPSMART ("Indemnitee KEEPSMART") from, against and in respect of any kind and all assessments, damages, deficiencies, judgments, losses, obligations and liabilities (including costs of collection and reasonable attorneys' fees and expenses) imposed upon Indemnitee KEEPSMART arising from or related to the use of any software or applications to produce CLIENT's Product and that are not provided by, or used with the knowledge of, Indemnitee KEEPSMART.

9.3 PROCEDURES. The indemnification obligations of KEEPSMART under section 9.1 and CLIENT under section 9.2 are subject to Indemnitees' compliance with the following procedures: (i) the Indemnitee shall provide the indemnifying Party with prompt written notice of any claim or suit that the Indemnitee believes may result in the incurrence by it of any Loss for which it will be entitled to indemnification; (ii) the Indemnitee shall permit the indemnifying party or the indemnifying party's insurer to defend or settle such claim or suit and shall cooperate with permit the indemnifying party or the indemnifying party's insurer (at the Indemnifying Party's expense) in defending or settling such claim or suit;
      (iii) the Indemnitee shall not attempt to settle or compromise any claim or suit without the indemnifying party's prior written consent and any such settlement or compromise shall not be relevant as to the indemnifying party's liability unless consented to in writing by the indemnifying party. An Indemnitee's failure to perform its obligations under this section 9.3 shall relieve the Indemnifying Party of its obligations under sections 9.1 or 9.2.

10.0  REMEDIES.

10.1 REMEDIES TO CLIENT. In the event KEEPSMART breaches this Agreement in any way or form, CLIENT shall be entitled to any and all rights and remedies it may have, in law or in equity and pursuant to the terms of this Agreement, and shall be entitled to an injunction restraining, temporarily or permanently, KEEPSMART from disclosing or using, in whole or in part, any Confidential Information.

10.2 REMEDIES TO KEEPSMART. In the event CLIENT fails to pay any amount due to KEEPSMART under this Agreement or otherwise breaches this Agreement, KEEPSMART's sole remedy for such failure to pay or such breach shall be an action at law for damages, if any.

11.0  DISCLAIMERS.

11.1 MUTUALITY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Party extend only to the other Party.

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12.0  GENERAL PROVISIONS.

12.1 DEFINITIONS. Any terms not otherwise defined in any part of this Agreement shall have their usual and customary meanings.

12.2 NOTICES. Unless otherwise provided, all communications, notices, and agreements under this Agreement shall be in writing, by confirmed fax, or by confirmed E-mail, except for Acceptances pursuant to section 2.0, Milestone Agreements pursuant to section 3.1 and terminations pursuant to section 2.0 and 5.0 which shall be in writing or by confirmed fax only, and shall be deemed to have been duly given (i) upon personal delivery,
      (ii) upon deposit in the mail if mailed by certified mail, return receipt requested, postage prepaid, (iii) upon deposit with a recognized courier with next-day delivery instructions, or (iv) upon confirmation of transmission, if sent by confirmed fax or confirmed E-mail, to the person ("Representative Person") at the address or fax number set forth in section IV of Schedule A. Should either Party wish to change its Representative Person, it must notify the other Party in accordance with this provision. Notwithstanding the above, should the Representative Person be unavailable, because of vacation or otherwise, the Parties agree to name alternate Representative Persons and to notify the other Party in accordance with the terms of this section as to the identity, telephone number, mail address and E-mail address of that person.

12.3 SEVERABILITY. In the event that any provision of this Agreement shall, in whole or in part, be determined to be invalid, unenforceable or void for any reason, such determination shall affect only the portion of such provision determined to be invalid, unenforceable or void, and shall not affect in any way the remainder of such provision or any other provision of this Agreement. The Parties agree that they will negotiate in good faith or will permit a court or arbitrator to replace any provision of this Agreement so held invalid, unenforceable or illegal with a valid provision that is as similar as possible in substance to the invalid, unenforceable or illegal provision.

12.4 WAIVER. No provision of, right, power or privilege under this Agreement shall be deemed to have been waived by any act, delay, omission or acquiescence on the part of either party, its agents, or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by either Party of any breach or default of any provision of this Agreement by the other Party shall be effective as to any other breach or default, whether of the same or any other provision and whether occurring prior to, concurrent with, or subsequent to the date of such waiver.

12.5 COOLING OFF PERIOD AND GOOD FAITH NEGOTIATIONS. If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the Parties shall seek to resolve any dispute between them, first, by negotiating promptly with each other in face-to-face negotiations. These face-to-face negotiations shall be conducted by designated representatives of CLIENT and KEEPSMART. If the Parties are unable to resolve the dispute between them within twenty (20) business days (the "Cooling Off Period," or such shorter period as the Parties shall otherwise specify and agree in writing) through these face-to-face negotiations, or if either Party refuses to conduct such face-to-face negotiations, then any such disputes shall be resolved as the parties determine to be in their best interests within the bounds of the governing law, jurisdiction and venue requirements set forth below.

12.6 GOVERNING LAW; JURISDICTION & VENUE. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without taking into account its principles on conflicts of law. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be extended in any court having jurisdiction thereof. The American Arbitration Association Optional Rules for Emergency Measures of Protection shall apply to the proceedings. The Parties agree that any controversy be submitted to one arbitrator. In any such action or proceeding, the successful or prevailing Party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in connection with that action or proceeding, in addition to any other relief to which such Party may be entitled.

12.7 AUTHORIZATION. The individual executing this Agreement on behalf of a corporation or other legal entity personally represents that he or she is duly authorized to execute this Agreement on behalf of such entity and that this Agreement is binding upon such entity.

12.8 EXPORT CONTROL. The Parties agree to comply with all export laws, restrictions and regulations of the United States Department of Commerce or other United States or other sovereign agency or authority, and not to export, or allow the export or re-export of any technical data or any direct product thereof in violation of any such restrictions, laws or regulations, or unless and until all required licenses and authorizations are obtained to the countries specified in the applicable U.S. Export Administration Regulations (or any successor supplement or regulations).

12.9 HEADINGS. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

12.10 ENTIRE AGREEMENT. This Agreement and Schedules which are attached hereto and incorporated herein (a) constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, as to such subject matter; (b) may be amended only by a writing executed by the authorized representatives of CLIENT and KEEPSMART as provided hereunder;
      (c) may not be assigned by either Party without the written consent of the other; and (d) shall be binding upon and shall inure to the benefit of the respective heirs, administrators, personal representatives, successors and permitted assigns of the Parties hereto.

12.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, as an instrument under seal, as of the Effective Date by their duly authorized representatives and agree to be bound thereby.


THE MNI GROUP INC./WOMEN'S HEALTH NETWORK

By:   /s/ ARNOLD M. GANS
      -----------------------------------
      Arnold M. Gans
      President

                           Date
      --------------------

KEEPSMART.COM

By:   /s/ JOSEPH FISH
      -----------------------------------
      Joseph Fish
      Chief Technology Officer (CTO)

                           Date
      --------------------

SCHEDULE A                                                         KEEPSMART.COM

                               NEW MEDIA CONTRACT

      Project Title:  WOMEN'S HEALTH NETWORK WEB DESIGN AND CONSULTING

                                   SCHEDULE A

  1.  SERVICES.

      KEEPSMART.COM will redesign and create functional elements for the Women's Health Network (WWW.WOMENSHEALTHNETWORK.COM) Web site.

      The redesign effort will include the creation of new interfaces and navigation, design of new functional elements such as: Opening Animation, E-Commerce Catalog, Communication tools, News and Information Publishing, Personalization features, and back-end maintenance forms.

      The site's "front-end" will all be available for public viewing. The site's "back-end" will be available to authorized site administrators only.

  2.  DELIVERABLES (STRUCTURAL OUTLINE).

      This section provides a structural overview of the Web site being developed. This outline will be completed with detailed items during the Requirements Analysis.

      The following is the structural outline for the redesign of the Women's Health Network Web site. These areas have been divided into the Front End Templates (pages site visitors see) and Back-End Templates (password protected pages available to individuals managing the site) for your convenience:

           FRONT END

              o     Opening Animation - (motivational sequence designed to
                     inspire and engage users)
              o     Home Page  (also see "Registration" information)
                    o     Conditions and Ailments
                          o     Health Categories and Disease Information
                                o     (To be defined)
                          o     Health Oriented Search Engine
                                o     Search by Ailment/Condition/Disease Name
                                o     Search by Symptoms
                                o     Search by Life stages
                                o     Search by Diagnostic Evaluation and Test
                                      Types
                          o     Disease Treatment Options
                                o     Conventional
                                o     Alternative
                                o     Experimental
                                o     Self Directed
                          o     Women's Wellness
                                o     Disease Prevention
                                o     Age Categories
                                      o     Neonatal / Pediatrics
                                      o     Adolescents
                                      o     Adults
                                            o     Geriatrics
                                            o     Neurological Diseases of
                                                   Advanced Age

SCHEDULE A                                                         KEEPSMART.COM


                                            o     Alzheimer's & Dementia
                                            o     Parkinson's
                                            o     Multiple Sclerosis
                                o     Pregnancy-Related Conditions
                                      o     Normal Gestational Changes
                                      o     Abnormal Gestational Changes
                                      o     Abortion
                                      o     Contraception Control
                                      o     Infertility Management
                                o     Social and Environmental Factors & Issues
                                      o     Health Trends
                                      o     Seasonal Allergies
                          o     Products and Services
                                o     Product and Service Information
                                o     E-commerce Environment
                          o     Latest News and Information
                          o     Physician Database and Advisor Board
                                 (Professional References)
                          o     Communications - Interaction with others
                                o     Bulletin Boards
                                o     Chat room
                                o     E-mail Physicians
                          o     Personalize it
                                o     Personalize the site with the information
                                       the user is interested in

                       BACK END

                          o     Diseases Maintenance Forms
                                o     Add New Disease
                                      o     Series of fields and information
                                             related to the disease
                                      o     Update Disease with new information
                          o     Women's Wellness
                                o     Category Home Page Management Form
                                o     Administer Information by Category
                                o     Administer Subcategories
                          o     Products and Services
                                o     Maintain Products Home Page
                                o     Add or Delete a Product
                                o     E-commerce Maintenance
                          o     Latest News and Information
                                o     Maintain News and Information Home Page
                                o Add, Delete, and Manage Article Database (for Physicians and MNI Staff)
                          o     Physician Database and Advisory Board
                                 (Professional Resources)
                                o     Add/Delete Physician Information
                          o     Communications - Interaction with Others
                                o     Bulletin Board Maintenance Tools
                                o     Chat Room Maintenance Tools
                          o     Personalize it
                                o     Forms for Managing Users
                                o     Listserver - Send mail to all or subsets
                                       of users

      3.   SPECIFICATIONS.

        A.      DATA SPECIFICATIONS

SCHEDULE A                                                         KEEPSMART.COM


           The following is a list of content items to be included in the Women's Health Network Web site:

           Cold Fusion or JSP Database Front End and Back End (for site management)
                o     Home Page
                o     Content Pages
                      o     Conditions and Ailments
                      o     Women's Wellness
                      o     Products and Services
                      o     Latest News and Information
                      o     Physician Database and Advisor Board
                             (Professional References)
                o     Communications - Facilitated chat back-end processes
                      o     "Personalize it" features
           Flash or Other (non 3-D) animations
                      o     Introduction Sequence
           List Server, Bulletin Board, Chat Room
                      o     Communications
           E-mail Communications
                      o     Form Types:
                            o     E-mail Form (General)
                            o     Section Specific E-mail Forms
           HTML
                      o     Where Appropriate
           E-Commerce
                      o     Products and Services Catalog
           Links
                      o     As appropriate

      B.   SYSTEM APPLICATIONS - (target computer specifications)

           USER COMPUTERS

           Computer Type:          PC, Macintosh

           Operating System:       Win95, Win98, WinNT or MacOS

           CPU Speed:              N/A

           RAM:                    N/A

           Screen Resolution:      640x480 (min)

           Browser Version:        Minimum Netscape 3.0 or IE 3.0


      C.   DEVELOPMENT LANGUAGE

           KEEPSMART will draw from a variety of industry standard tools and programming languages including: Adobe Photoshop, HTML, Java Server Page technology (JSP), Macromedia Flash, Oracle, and/or other Assignment-appropriate applications (unless otherwise defined in Section II or III of SCHEDULE A) and be responsible for applicable licenses. Additional License fees may be required for the hosting of this application on a Web Server. KEEPSMART will not be responsible for those fees.

SCHEDULE A                                                         KEEPSMART.COM


           Any KEEPSMART proprietary tools are either identified in an attachment to this Agreement, or shall be identified in writing to CLIENT and agreed to in advance. KEEPSMART proprietary tools as used herein shall mean software development tools developed by KEEPSMART or for KEEPSMART's exclusive use and which are used to prepare the product.

      D.   TEXT AND GRAPHIC HANDLING

           KEEPSMART and CLIENT will cooperate in developing the WOMEN'S HEALTH NETWORK WEB DESIGN AND CONSULTING initiative.

           o KEEPSMART will not be responsible for copy editing CLIENT text pages.

           o All grapics or artwork will come in the form of high quality printed materials or EPS files (or other standardized graphic format to be decided upon during the Requirements Finalization phase) from the CLIENT. All graphic files will be accompanied by a printed version of those graphics.

           o KEEPSMART will make recommendations on the amount of content present on a particular page. In the event CLIENT feels that additional text is warranted, then CLIENT will sign off and take responsibility for the adjustment.

           o KEEPSMART will create custom art and/or use top quality stock art when appropriate.

      E.   PROGRAMMING GUIDELINES

           New still art, animations, text layout, and other user interface treatments will be submitted and commented upon according to the process outlined below.

           o Based on planning discussions, KEEPSMART will provide CLIENT with visual "treatments" which merge with material supplied by CLIENT. A "treatment" as used herein is defined as Interface layouts, including sketches.

           o Based on comments made by CLIENT, KEEPSMART will fully develop the mechanics or other interactive elements according to specifications outlined during the previous discussions.

           o After CLIENT reviews the progress and makes final revisions, if needed, KEEPSMART will make up to two additional adjustments (at client's request) to the User Interface treatment and CLIENT will sign off on the design.

           CLIENT will not be responsible for any fees or expenses for any revisions beyond the original comments and specifications where those revisions result from KEEPSMART's failure to develop the product in strict adherence to the "treatments."

      4.   REPRESENTATIVES.

           In order to facilitate continued momentum in the design, development, production, and implementation processes, KEEPSMART requests the assignment of a single point of contact with signing authority to be available for inquiries. The single point of contact is critical to maintaining forward momentum in project development.

           The MNI Group Inc. / Women's Health Network    KEEPSMART.COM
           10 West Forest Avenue                          12 Skyline Drive
           Englewood, NJ 07631                            Hawthorne, NY  10532

SCHEDULE A                                                         KEEPSMART.COM


           Myra Gans                      Beth Gaffney
           201-569-1188                   914-345-2620
           ___________________            (800) 621-0043 x627
           201-569-3224                   (914) 345-2603 (fax)
           mgans@ultracom.com             bethgaffney@nlps.com


           Representative responsibilities include, but are not limited to:

           o   Respond to inquiries within a 24-hour period

           o Compile and organize information to be provided to KEEPSMART and to CLIENT

           o Organize and schedule all meetings with internal personnel for information gathering purposes

           o Sign off on all events outlined in the Schedule and any other notices or agreements in accordance with the terms of the Agreement

  5.  PRODUCTION SCHEDULE

      Week of April 1, 2000               Meet with CLIENT to begin planning and
                                          initial work on requirements analysis
                                          (Project Lunch).

                                          REMAINDER OF SCHEDULE TO BE DEFINED
                                          DURING THE INITIAL DEVELOPMENT
                                          MEETINGS.

                                          A FINAL SCHEDULE WILL BECOME AN
                                          ATTACHMENT TO THIS CONTRACT (TITLED
                                          SCHEDULE B).

  6.  COST.

      A.   INVESTMENT ANALYSIS.
      Exclusive of fees related to travel and lodging, overnight shipping and handling, software licensing, unless otherwise specified.

      PROJECT:  WOMEN'S HEALTH NETWORK WEB SITE

      PROJECT ITEM   REQUIREMENTS STUDY                                 $10,000
                     Develop complete site architecture document. Includes all planning and discovery to ensure project success.

      PROJECT ITEM   GRAPHIC AND USER INTERFACE DESIGN                  $15,000
                     Develop interface for all main and sub pages.

      PROJECT ITEM   FORMS FOR DISPLAYING AND ENTERING DATABASE INFO    $60,000
                     Includes creation of all front-end and back-end templates for displaying information, managing, and maintaining the site. Also includes development of templates to support personalization features.

      PROJECT ITEM   RELATIONAL DATABASE DEVELOPMENT                    $65,000
                     Includes developing database structures and processes to support the following Web components:
                     o     Diseases (~16 fields)
                     o     Wellness (TBD fields)

SCHEDULE A                                                         KEEPSMART.COM


                     o Products and Services (custom catalog and e-commerce environment)
                     o     News and Information
                     o     Physician Database
                     o     Registered Users

      PROJECT ITEM   SEARCH FUNCTIONALITY FOR DATABASE STRUCTURES       $30,000
                     Includes creation of advanced search capabilities to manage all information contained within the relational databases.

      PROJECT ITEM   COMMUNICATIONS                                      $7,500
                     Includes bulletin board, integrated e-mail functionality, and Chat environment


      SUBTOTAL:                                                        $187,500


            Quality Assurance and Testing (5%)                           $9,375
            Project Management (10%)                                    $18,750

      TOTAL COST FOR DEVELOPMENT                                       $215,625


      B.   SCHEDULE OF PAYMENTS.

      The total inclusive cost for developing the Women's Health Network Web Design and Consulting Project, as outlined above is $215,625 to be paid in four installments as follows:

      o Milestone One    25% ($53,906) due upon Work Commencement

      o Milestone Two    25% ($53,906) due upon Acceptance of Design Document

      o Milestone Three  25% ($53,906) due upon Acceptance of Alpha

      o Milestone Four   25% ($53,907) due upon Final Acceptance of Deliverables

  7.  STAFFING.

      The following is a list of project personnel selected to design, develop and deliver the Women's Health Network Web Design and Consulting Project

      Project Management

      Beth Gaffney - PROJECT MANAGER. Serves as the principal project lead. Manages the day-to-day coordination of the project.

      CORE WEB SERVICES TEAM

      Jovi Juan & Nam Bui - USER INTERFACE DESIGN/LAYOUT. Develops User Interface design concepts and works with Project Manager to finalize design. Develops layout and overall structure, look and feel of project. Designs art elements for project.

      Mark Dunston, Marty Bruvtan, Mike Flores - WEB PROGRAMMING. Develops Web programming to enable project to operate. Maintains codebases for design platform and ensures compatibility. Works with User Interface designer to develop overall design.

SCHEDULE A                                                         KEEPSMART.COM


      Bruno Alves & Gene LaVigne - DATABASE PROGRAMMING. Creates all database and additional structural elements that drive information throughout the Web site. Maintains codebases for design platform and ensures compatibility. Works with User Interface designer to develop overall design.

      Additional team members will be leveraged as necessary in order to complete the project.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, as an instrument under seal, as of the Effective Date by their duly authorized representatives and agree to be bound thereby.

THE MNI GROUP INC./WOMEN'S HEALTH NETWORK


By:   /s/ ARNOLD M. GANS
      -----------------------------------
      Arnold M. Gans
      President
                           Date
      --------------------


KEEPSMART.COM


By:   /s/ JOSEPH FISH
      ------------------------------------
      Joseph Fish
      Chief Technology Officer (CTO)
                           Date
      --------------------
                                       7